LOCK-UP AGREEMENT FOR COMPANY

December 23, 2010

WESTPARK CAPITAL, INC.
1900 Avenue of the Stars, Suite 310
Los Angeles, CA 90067

Dear Ladies and Gentlemen:

The undersigned, SRKP 20, Inc., a Delaware corporation (referred to herein as the “Company”), hereby delivers this Lock-Up Agreement to WestPark Capital, Inc. (“WestPark” or “you”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in that certain Placement Agency Agreement dated December 23, 2010 (the “Placement Agency Agreement”) by and among the Company, Immense Fortune Holdings Limited, a company organized under the laws of the British Virgin Islands, and WestPark.

As a condition to the Placement Agency Agreement, and in recognition of the benefit that the Offering will confer upon the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned irrevocably covenants and agrees that except as expressly contemplated by the Share Exchange and the Offering, it will not, directly or indirectly, (a) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or such other securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (a) or (b) above is to be settled by delivery of the shares of Common Stock or such other securities, in cash or otherwise), other than repurchases at cost or without cost pursuant to the terms of the Company’s option and restricted stock purchase agreements, in each case, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or otherwise controlled by the Company on the date hereof or hereafter acquired or otherwise controlled, for a period beginning from the date of listing or quotation of the Company's Common Stock on either the New York Stock Exchange, NYSE Amex, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board (the “Listing Date”) and continuing to and including the date twenty-four (24) months after the Listing Date, without the prior written consent of WestPark; provided, however, that the Company may, without the prior written consent of WestPark, issue equity awards to employees of the Company pursuant to equity incentive plans approved by the board of directors and shareholders of the Company (provided that such grants do not exceed 7% of the outstanding shares, which includes the issuance of the shares issued in connection with the Offering).

The Company confirms that it understands that WestPark Capital, Inc. will rely upon the representations set forth in this agreement as a condition to the Placement Agency Agreement.  This agreement shall be binding on the undersigned and its successors, heirs, personal representatives and assigns.

Sincerely,

SRKP 20, INC.,
a Delaware corporation

By:	/s/ Richard Rappaport
Name: Richard Rappaport
Title: President

RATIFIED, ACCEPTED & AGREED:

FEIGEDA ELECTRONIC TECHNOLOGY, INC.,
a Delaware corporation

By:	/s/ Wu Zuxi
	Name:	Wu Zuxi
	Title:	CEO
Date: December 23, 2010